EXHIBIT 23.3

Consent of Performance Trust Capital Partners

We hereby consent to the use in the Registration Statement of First Bancshares, Inc. on Form S-4 and in the Proxy Statement/Prospectus of Gulf Coast Community Bank, which is part of the Registration Statement, of our opinion dated August 18, 2016 appearing as Annex C to such Proxy Statement/Prospectus and to the description of such opinion and to the references to our name contained therein under the following major headings and any sub-headings contained within the listed major headings: (i) “Summary;” and (ii) “The Merger.” In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

/s/ Performance Trust Capital Partners LLC

November 23, 2016